SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

File by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement  [ ] Confidential, for use of the
                                            Commission
[X]  Definitive Information Statement       Only (as permitted by
                                            Rule 14c-5(d)(2)

                MEDICAL STAFFING SOLUTIONS, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
 (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)       Title  of each class of securities to which transaction applies:

(2)       Aggregate  number  of securities to  which  transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

(4)       Proposed maximum aggregate value of transaction:

(5)       Total fee paid:

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:





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                MEDICAL STAFFING SOLUTIONS, INC.
                 8150 Leesburg Pike, Suite 1200
                     Vienna, Virginia 22182
                   -------------------------

         Information Statement Pursuant to Section 14C
             of the Securities Exchange Act of 1934
                   -------------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, WILL BE APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

General

This Information Statement is first being furnished on or about February 17, 2004 to shareholders of record as of the close of business on January 22, 2004, (the "Record Date") of the common stock, $0.001 par value per share (the "Common Stock") of Medical Staffing Solutions, Inc. (the "Company") in connection with the following (the "Action"):

     - Approval of an amendment to the Company's Articles of Incorporation to increase its authorized shares of common stock to a total of up to 300 million, par value $0.001 per share, and to increase its authorized shares of preferred stock to a total of up to 30 million, par value $0.001 per share.

The  Board  of  Directors has approved, and  a  majority  of  the shareholders (the "Consenting Shareholders") representing not less than 30,344,322 shares of the 41,200,005 shares outstanding of the Common Stock or 73.6% as of the Record Date have indicated they will consent in writing to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Nevada General Corporation Law and the Company's Bylaws to approve the Actions. The Actions will not become effective before the date which is 21 days after this Information Statement was first sent to stockholders. You are urged to read the Information Statement in its entirety for a description of the Action taken by the majority shareholders of the Company.

The Information Statement is first being mailed to stockholders of the Company on or about February 17, 2004. Only stockholders of record at the close of business on January 22, 2004 will be entitled to receive the Information Statement. Accordingly, the Action will not be submitted to the shareholders of the Company for a vote and this Information Statement is being furnished to shareholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

The Company will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing.

The principal executive office of Medical Staffing Solutions, Inc. 8150 Leesburg Pike, Suite 1200, Vienna, Virginia 22182.

APPROVAL OF THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE ITS AUTHORIZED SHARES OF COMMON STOCK TO A TOTAL OF UP TO 300 MILLION SHARES OF COMMON STOCK, AND TO INCREASE ITS AUTHORIZED SHARES OF PREFERRED STOCK TO A TOTAL OF UP TO 30 MILLION SHARES OF COMMON STOCK.





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INTRODUCTION

Pursuant to Section 78.320 of the Nevada General Corporation Law, the majority of the Company's shareholders (73.6%) is expected to approve and the Company's Board of Directors has approved the increase of the Company's authorized shares of common stock, par value of $0.001 per share, to a total of up to 300 million shares of common stock, and the increase of the Company's authorized shares of preferred stock, par value of $0.001 per share, to a total of up to 30 million shares of preferred stock (the "Increase of Authorized Capital").

To effect the Increase of the Authorized Capital, the Board of Directors would file the approved proposed amendment to its Articles of Incorporation (collectively, the "Amendment") with the Nevada Secretary of State along with any other necessary filings in accordance with Nevada General Corporation Law. The Amendment will become effective 21 calendar days after the date of mailing of this Information Statement. The form of amendment to the Articles of Incorporation to effect the proposed increase in the Authorized Capital would be in substantially the form attached to this Information Statement as Appendix A.

The Company's Board of Directors have approved, and the Company's majority shareholders holding 30,344,322 shares of common stock
(73.6%) have indicated they will approve the increase in the Authorized Capital.

REASONS FOR THE INCREASE IN THE AUTHORIZED CAPITAL

The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock and Preferred Stock in an amount adequate to provide for the Company's future needs. The additional shares also will be available for issuance for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, merger transactions, stock dividends, stock splits, stock options, convertible debt and equity financing. Specifically, a portion of the additional shares may be used for a convertible debenture and a standby equity distribution agreement.

POTENTIAL EFFECTS OF THE INCREASE IN THE AUTHORIZED CAPITAL

The increase in the Authorized Capital of the Company would increase the authorized number of shares of common stock of the Company to 300 million, and would increase the authorized number of shares of preferred stock of the Company to 30 million.

The disadvantages include:

     - If some or all of the newly authorized shares are issued, a possible dilution of the existing shareholders will exist, including the possible decrease in our net income per share in future periods. This could cause the market price of our stock decline.

     - The creation of "blank check" preferred stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by issuing shares of preferred stock to shareholders that will vote in accordance with the Company's Board of Directors desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.




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AUTHORIZED SHARES OF COMMON STOCK

The increase in the Authorized Capital would increase the number of authorized shares of the Company as stated above. These additional shares of Common Stock and Preferred Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

PROCEDURE FOR EFFECTING THE INCREASE IN THE AUTHORIZED CAPITAL

The increase in the Authorized Capital of the Company will occur on the Effective Date without any action on the part of the minority stockholders of the Company.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Persons Entitled to Notice

The Record Date for the determination of the shareholders entitled to notice of and to consent to the Action has been fixed as of the close of business on January 22, 2004. As of January 22, 2004, there were outstanding 41,200,005 shares of Common Stock. The Action is expected to be duly approved by the Consenting Shareholders holding a majority of the outstanding Common Stock. Approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

The   Nevada  General  Corporation  Law  does  not  provide   for
dissenters rights in connection with the adoption of the Action.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 22, 2004, the stock ownership of all persons known to own beneficially five percent or more of the Company's voting stock and all directors and officers of the Company, individually and as a group. Each person has sole voting and investment power over the shares indicated, except as noted. Unless otherwise stated in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrant, but are not deemed outstanding for purposes of computing the percentage of any other person.





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                                               SHARES        PERCENT
                                             BENEFICIALLY    OF CLASS
                      NAME                     OWNED (2)    OUTSTANDING
---------------------------------------    -------------    -----------
    B.B. Sahay (1)                          30,344,322        73.6%
    Chairman of Board and CEO

    Azmat Ali (2)                            2,655,678         6.4%

    Officers and Directors as               30,344,322        73.6%
    a Group (1 person)

---------------------------------------

(1)  c/o  Company's  address:  8150 Leesburg  Pike,  Suite  1200,
     Vienna, Virginia 22182

(2)  c/o  Company's  address:  8150 Leesburg  Pike,  Suite  1200,
     Vienna, Virginia 22182. Mr. Ali is not an officer or director of the Company.

FOR  ADDITIONAL  INFORMATION  ABOUT MEDICAL  STAFFING  SOLUTIONS,
INC., REFERENCE IS MADE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORTS ON FORMS 10-QSB.



                          EXHIBITS

APPENDIX A        Amendment to Certificate of Incorporation

                               BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ B.B. Sahay
                                ---------------------------------
                                    B.B. Sahay, Chairman and CEO

Vienna, Virginia
February 16, 2004













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